Exhibit 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER OF INBIT CORP.

In connection with the accompanying Annual Report on Form 10-K of Inbit Corp. for the year ended December 31, 2017, the undersigned, Tan Chee Hong, Chief Executive Officer and Chairman of Inbit Corp., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Annual Report on Form 10-K for the year ended December 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in such Annual Report on Form 10-K for the year ended December 31, 2017 fairly presents, in all material respects, the financial condition and results of operations of Inbit Corp.

Date: March 30, 2018	/s/ TAN CHEE HONG
TAN CHEE HONG
Chief Executive Officer and Chairman